                              ASSET PURCHASE AGREEMENT

                                      between

                               ALASKA-3 CELLULAR, LLC

                                        and

                           DOBSON CELLULAR SYSTEMS, INC.

                           DATED AS OF SEPTEMBER 30, 1999

                                 TABLE OF CONTENTS


ARTICLE I      PURCHASE AND SALE....................................................1

ARTICLE II     DESCRIPTION OF ASSETS, EXCLUDED ASSETS...............................2

SECTION 2.01.  ASSETS...............................................................2
SECTION 2.02.  EXCLUDED ASSETS......................................................3

ARTICLE III    ASSUMPTION OF LIABILITIES............................................4

ARTICLE IV     INSTRUMENTS OF TRANSFER AND ASSUMPTION...............................4

SECTION 4.01.  TRANSFER DOCUMENTS...................................................4
SECTION 4.02.  ASSUMPTION DOCUMENTS.................................................5

ARTICLE V      PURCHASE PRICE; ALLOCATION...........................................5

SECTION 5.01.  PURCHASE PRICE.......................................................5
SECTION 5.02.  DEPOSIT..............................................................5
SECTION 5.03.  PAYMENT OF PURCHASE PRICE............................................5
SECTION 5.04.  ALLOCATION OF PURCHASE PRICE.........................................5
SECTION 5.05.  PURCHASE PRICE ADJUSTMENT............................................6

ARTICLE VI     CLOSING..............................................................8

SECTION 6.01.  PRIMARY CLOSING......................................................8
SECTION 6.02.  FINAL CLOSING........................................................8

ARTICLE VII    SELLER'S REPRESENTATIONS.............................................9

SECTION 7.01.  ORGANIZATION, QUALIFICATION..........................................9
SECTION 7.02.  CONSENTS, AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT.........9
SECTION 7.03.  SUBSIDIARIES AND INTERESTS IN OTHER COMPANIES........................9
SECTION 7.04.  TITLE TO ASSETS; CONDITION OF ASSETS.................................9
SECTION 7.05.  REAL PROPERTY - OWNED...............................................10
SECTION 7.06.  REAL AND PERSONAL PROPERTY - LEASED.................................10
SECTION 7.07.  EXISTING CONTRACTS..................................................10
SECTION 7.08.  GOVERNMENTAL LICENSES...............................................11
SECTION 7.09.  COMPLIANCE WITH LAWS................................................12
SECTION 7.10.  NO VIOLATION OF EXISTING AGREEMENTS.................................12
SECTION 7.11.  LITIGATION AND LEGAL PROCEEDINGS....................................12
SECTION 7.12.  ENVIRONMENTAL COMPLIANCE............................................12
SECTION 7.13.  EMPLOYEES...........................................................13
SECTION 7.14.  EMPLOYEE BENEFITS...................................................13
SECTION 7.15.  TAX MATTERS.........................................................14
SECTION 7.16.  FINANCIAL STATEMENTS................................................15
SECTION 7.17.  SUBSCRIBERS/AGENTS..................................................16
SECTION 7.18.  INSURANCE...........................................................16
SECTION 7.19.  BROKERS.............................................................17
SECTION 7.20.  UNDISCLOSED LIABILITIES.............................................17
SECTION 7.21.  PRICING OF SERVICES.................................................17
SECTION 7.22.  PROPRIETARY RIGHTS..................................................17
SECTION 7.23.  ACCOUNTS RECEIVABLE AND BAD DEBTS...................................17
SECTION 7.24.  PRODUCT INFORMATION.................................................18
SECTION 7.25.  CERTAIN BUSINESS RELATIONSHIPS WITH SELLER..........................18


SECTION 7.26.  YEAR 2000 COMPLIANCE................................................18
SECTION 7.27.  DISCLOSURE..........................................................18
SECTION 7.28.  HART-SCOTT-RODINO...................................................18

ARTICLE VIII   PURCHASER'S REPRESENTATIONS.........................................18

SECTION 8.01.  ORGANIZATION; QUALIFICATION.........................................18
SECTION 8.02.  CONSENTS; AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT........19
SECTION 8.03.  LITIGATION AND LEGAL PROCEEDINGS....................................19
SECTION 8.04.  BROKERS.............................................................19

ARTICLE IX     SELLER'S AND PURCHASER'S COVENANTS..................................19

SECTION 9.01.  INTENTIONALLY OMITTED...............................................19
SECTION 9.02.  GOVERNMENTAL APPROVALS..............................................19
SECTION 9.03.  THIRD PARTY CONSENTS; CLOSING CONDITIONS............................20
SECTION 9.04.  ACCESS..............................................................20
SECTION 9.05.  CONDUCT OF BUSINESS.................................................21
SECTION 9.06.  NO SHOPPING.........................................................23
SECTION 9.07.  EMPLOYEES...........................................................24
SECTION 9.08.  SUPPLEMENTAL DISCLOSURE.............................................24
SECTION 9.09.  MANAGEMENT AGREEMENT................................................24
SECTION 9.10.  LITIGATION MATTERS..................................................24

ARTICLE X      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO PRIMARY CLOSING...24

SECTION 10.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS
AGREEMENT..........................................................................24
SECTION 10.02. CERTIFIED AUTHORIZATIONS............................................25
SECTION 10.03. INCUMBENCY CERTIFICATE..............................................25
SECTION 10.04. THIRD PARTY CONSENTS; FCC GRANT.....................................25
SECTION 10.05. NO MATERIAL ADVERSE CHANGE..........................................25
SECTION 10.06. OPINION OF COUNSEL TO SELLER..........................,.............25
SECTION 10.07. OPINIONS OF FCC COUNSEL TO SELLER...................................25
SECTION 10.08. PURCHASE ESCROW AGREEMENT AND MANAGEMENT AGREEMENT..................26
SECTION 10.09. TITLE INSURANCE; ESTOPPEL...........................................26
SECTION 10.10. INTENTIONALLY OMITTED...............................................26
SECTION 10.11. OPERATION OF CELLULAR SYSTEM........................................26

ARTICLE XI     CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO PRIMARY CLOSING......26

SECTION 11.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS
AGREEMENT..........................................................................26
SECTION 11.02. DIRECTORS' RESOLUTIONS..............................................26
SECTION 11.03. INCUMBENCY CERTIFICATE..............................................27
SECTION 11.04. FCC.................................................................27
SECTION 11.05. OPINION OF COUNSEL TO PURCHASER.....................................27
SECTION 11.06. PURCHASE ESCROW AGREEMENT AND MANAGEMENT AGREEMENT..................27

ARTICLE XII -  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION AT FINAL CLOSING.....27

SECTION 12.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS
AGREEMENT..........................................................................27
SECTION 12.02. FCC FINAL ORDER.....................................................27
SECTION 12.03. OPINION OF FCC COUNSEL TO SELLER....................................27

ARTICLE XIII   CASUALTY LOSSES.....................................................28

ARTICLE XIV    INDEMNIFICATION.....................................................28

SECTION 14.01. INDEMNIFICATION BY SELLER...........................................28
SECTION 14.02. INDEMNIFICATION BY PURCHASER........................................29
SECTION 14.03. NOTICE OF CLAIMS; DEFENSE OF THIRD PARTY............................29

                                     -ii-

SECTION 14.04. LIMITATIONS.........................................................31
SECTION 14.05. PURCHASE ESCROW AGREEMENT...........................................31

ARTICLE XV     CONFIDENTIALITY AND PRESS RELEASES..................................31

SECTION 15.01. CONFIDENTIALITY.....................................................31
SECTION 15.02. PRESS RELEASES......................................................32
SECTION 15.03. DISCLOSURES REQUIRED BY LAW.........................................32

ARTICLE XVI    TERMINATION.........................................................32

SECTION 16.01. BREACHES AND DEFAULTS; OPPORTUNITY TO CURE..........................32
SECTION 16.02. TERMINATION.........................................................33

ARTICLE XVII   BROKERS' FEES.......................................................34

ARTICLE XVIII  MISCELLANEOUS.......................................................34

SECTION 18.01. ADDITIONAL INSTRUMENTS OF TRANSFER..................................34
SECTION 18.02. NOTICES.............................................................34
SECTION 18.03. EXPENSES............................................................35
SECTION 18.04. TRANSFER TAXES......................................................35
SECTION 18.05. COLLECTION PROCEDURES...............................................36
SECTION 18.06. SPECIFIC PERFORMANCE................................................36
SECTION 18.07. GOVERNING LAW.......................................................36
SECTION 18.08. ASSIGNMENT..........................................................36
SECTION 18.09. SUCCESSORS AND ASSIGNS..............................................36
SECTION 18.10. AMENDMENTS; WAIVERS.................................................36
SECTION 18.11. ENTIRE AGREEMENT....................................................36
SECTION 18.12. COUNTERPARTS........................................................37
SECTION 18.13. SEVERABILITY........................................................37
SECTION 18.14. SECTION HEADINGS....................................................37
Section 18.15. INTERPRETATION......................................................37
Section 18.16. FURTHER ASSURANCES..................................................37
Section 18.17. THIRD PARTIES.......................................................37
Section 18.18. WAIVER OF JURY......................................................37

                                   DEFINED TERMS


     TERM                                          SECTION CITE
     ----                                          ------------
     Asserting Party                               13.03
     Assets                                        2.01
     Assumed Contracts                             Article III
     Assumption Agreement                          4.02
     Assumed Liabilities                           Article III
     Audited Historical Financial Statements       7.16(a)(i)
     Authorizations                                7.08
     Balance Sheet Date                            7.16(a)(ii)
     Base Price                                    5.01
     Bill of Sale                                  4.01
     Breaching Party                               15.01
     Business                                      Recitals
     Cellular System                               Recitals
     CERCLA                                        7.12(b)
     Claims                                        Article XIII
     Closing                                       Article VI
     Closing Certificate                           5.05(c)
     Closing Date                                  Article VI
     Code                                          7.14
     Controlled Group Member                       7.14
     Current Assets                                5.05(a)
     Current Financial Statements                  7.16(a)(ii)
     Current Liabilities                           5.05(a)
     Deductible                                    14.05(a)
     Defending Party                               14.03
     Defined Benefit Pension Plan                  7.14
     Deposit                                       5.02
     Deposit Escrow Agreement                      5.02
     Disclosing Party                              15.01
     Employee Benefit Plans                        7.14
     Environmental Laws                            7.12(c)
     ERISA                                         7.14
     ERISA Affiliate                               7.14
     Escrow Agent                                  5.03
     Escrow Payment                                5.03
     Excluded Assets                               2.02(a)
     Existing Contracts                            7.07
     FCC                                           Recitals
     FCC Authorization                             Recitals
     Final Closing                                 6.02
     Final Closing Date                            6.02
     Final Order                                   6.02

                                     -iv-

     Finality Waiver Notice                        10.04
     Full Network Deployment                       6.01
     GAAP                                          5.05(a)
     Hazardous Substances                          7.12(b)
     Historical Financial Statements               7.16(a)(ii)
     Indemnified Purchaser Parties                 14.01(a)
     Indemnity Escrow Amount                       5.03
     Independent Accountants                       5.05(c)
     Interest                                      9.03
     Interim Balance Sheet                         7.16(a)(ii)
     Interim Income Statement                      7.16(a)(ii)
     Interim Financial Statements                  9.01
     Inventory                                     5.05(a)
     Liens                                         Article I
     Losses                                        14.01(a)
     Management Agreement                          9.09
     Manager                                       Recitals
     Material Adverse Effect                       10.01
     Material Loss                                 10.01
     Multiemployer Plan                            7.14
     Non-Assumed Liabilities                       Article III
     Non-Breaching Party                           16.01
     Outside Date                                  16.02(f)
     Permitted Liens                               Article I
     Person                                        7.04
     Phase I Assessment                            9.05(b)
     Phase II Assessment                           9.05(b)
     Primary Closing                               6.01
     Primary Closing Date                          6.02
     Purchase Escrow Agreement                     5.03
     Purchase Price                                5.01
     Purchaser                                     Introduction
     Purchaser's Estimate                          5.05(c)
     RCLA                                          7.12(b)
     RCRA                                          7.12(b)
     Recipient Party                               15.01
     Response Period                               5.05(c)
     RSA                                           Recitals
     Seller                                        Introduction
     Seller's Estimate                             5.05(c)
     Special Temporary Authority                   10.04
     Survival Period                               14.04
     Tax                                           7.15

                                      -v-

     Third Party Claim                             14.03
     Working Capital Adjustment                    5.05(b)
     Year 2000 Problem                             6.01

SCHEDULES

1              Permitted Liens

2.01(a)        Contracts and Licenses

2.01(d)        Interests in Real Property

2.01(f)        Intangible Personal Property

2.02           Excluded Assets

7.04           Encumbrances; Condition of Assets

7.08           Governmental Licenses

7.09           Compliance with Laws

7.10           Consents

7.11           Litigation

7.12           Environmental Compliance

7.13           Employees

7.14           Employee Benefits

7.15           Tax Matters

7.16(a)(i)     Audited Historical Financial Statements

7.16(a)(ii)    Current Financial Statements

7.16(c)        Certain Transactions Since Balance Sheet Date

7.17           Subscribers; Agents

7.18           Insurance

7.21           Pricing of Services

7.23           Accounts Receivable Aging

7.24           Product Information

7.25           Certain Business Relationships

7.26           Year 2000 Problems

9.03           Form of Consent Letter

9.05           Condition of Assets

EXHIBITS

A.             Bill of Sale

B.             Assumption Agreement

C.             Purchase Escrow Agreement

D.             Management Agreement

E.             Opinion of Counsel for Seller

F-1.           Opinion of FCC Counsel for Seller (Primary Closing)

F-2.           Opinion of FCC Counsel for Seller (Final Closing)

G.             Opinion of Counsel for Purchaser

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 30th day of September, 1999 by and between ALASKA-3 CELLULAR, LLC, a Mississippi limited liability company ("Seller"), and DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation or its designee ("Purchaser").

                                  R E C I T A L S

     WHEREAS, Seller owns all right, title and interest in that certain license (the "FCC Authorization") granted by the Federal Communications Commission (the "FCC") to provide non-wireline cellular radio telephone service in the Alaska #3 rural service area (the "RSA") #317A Haines, Alaska (the "Cellular System");

     WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, substantially all of the assets and rights of Seller relating to the ownership and operation of the Cellular System (the "Business"), all subject to the terms and conditions set forth herein; and

     WHEREAS, prior to the consummation of all of the transactions contemplated herein, the Business may be managed by Purchaser or its designee (the "Manager") on behalf of Seller pursuant to the Management Agreement (as defined herein).

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE I
                                 PURCHASE AND SALE

     Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Seller at the Primary Closing, all of Seller's right, title and interest in and to the Assets (as defined in Section 2.01 hereof), free and clear of all debts, liabilities, obligations, taxes, other than Assumed Liabilities, and free and clear of all security interests, liens, pledges, charges, rights of third parties and encumbrances of every kind (collectively, "Liens") other than Permitted Liens. As used herein, the term "Permitted Liens" means (i) any Lien for taxes and assessments not yet past due or otherwise being contested in good faith and for which appropriate reserves have been established and are taken into account in the Working Capital Adjustment, (ii) any Lien that does not materially interfere with the use by Seller of the property subject thereto or affected thereby (including any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar

Liens), (iii) the Lien granted to Purchaser in connection with the Management Agreement, and (iv) any Lien set forth on SCHEDULE 1 attached hereto.

                                     ARTICLE II
                       DESCRIPTION OF ASSETS; EXCLUDED ASSETS

     SECTION 2.01. ASSETS. The assets to be conveyed to Purchaser shall include all real and personal tangible and intangible assets, properties and rights owned or used by Seller of whatever description which relate in any way to the ownership, use or operation of the Business, except assets excluded pursuant to Section 2.02 hereof, but including all property and rights acquired or obtained by Seller from the date hereof through the date of the Primary Closing (collectively, the "Assets"). Such Assets shall be free and clear of all Liens other than Permitted Liens as of the Primary Closing. Such Assets shall include, without limitation:

          (a) All licenses (including the FCC Authorization), leases, agreements, licenses, permits, authorizations, consents, revenue sharing agreements, agreements for the reception or transmission of signals by microwave; all easements, appurtenances, rights-of-way and construction permits, if any, related to the Business; all right, title and interest, if any, in and to all streets, roads and public places, open or proposed; all agreements between Seller and any suppliers, cellular telephone service companies and subscribers (including subscriber deposits), and all other similar rights and agreements (including roaming and interconnection agreements), including all applications therefor, which in any way may relate to or concern the operation by Seller of the Business, all of which items are more particularly set forth on SCHEDULE 2.01(a) attached hereto.

          (b) All of Seller's files of correspondence, lists, records and reports concerning (i) customers and prospective customers of the Business and (ii) all dealings with Federal, state and local regulatory agencies with respect to the Business, including, but not limited to, all reports filed by or on behalf of Seller with the FCC.

          (c) All of Seller's right, title and interest in and to towers, tower equipment, antennas, switching and cell site equipment and buildings, construction in progress, microwave equipment, machinery, testing equipment, motor vehicles, office equipment, computers and related software, furniture and fixtures, supplies, inventory, spare parts, and other physical assets, used in or relating to the Business, and all modifications, additions, restorations or replacements of the whole or any part thereof.

          (d) All real property, leaseholds and other interests in real property of Seller used in or relating to the Business, as are described on
SCHEDULE 2.01(d) attached hereto.

          (e) All of Seller's right, title and interest to engineering records, files, data, drawings, blueprints, schematics, maps, reports, lists and plans and processes used or intended for use in connection with the Business.

          (f) All right, title and interest to intangible personal property used in or relating to the Business, including all rights, patents and copyrights used by Seller, and all of the rights of Seller associated therewith (including any and all applications, registrations, extensions and renewals thereof), and such rights, patents and copyrights as are described on SCHEDULE 2.01(f) attached hereto.

          (g) All communications towers, buildings, fixtures and other improvements including, without limitation, all electrical, mechanical, plumbing and other building systems, security and surveillance systems and wiring and cable installations located on the property leased by Seller.

          (h)  All prepayments and prepaid expenses.

          (i) All claims, causes of action, causes in action, rights of recovery and rights of set-off of any kind.

          (j) The right to receive and retain mail, accounts receivable payments and other communications.

          (k) The right to bill and receive payment for products shipped or delivered and/or services performed but unbilled or unpaid as of the Primary Closing.

          (l) All advertising, marketing and promotional materials and all other related printing or written materials.

          (m) All notes receivable and accounts receivable (including subscriber receivables and roaming revenue receivables).

          (n)  All goodwill as a going concern.

          (o) Any assets of the type-described above which are acquired after the date hereof but prior to the Closing.

     SECTION 2.02. EXCLUDED ASSETS. (a) The properties and assets described in SCHEDULE 2.02 attached hereto and in Section 2.02(b) of this Agreement which relate to the Business shall not be included in the Assets, shall be retained by Seller and shall not be sold, assigned or transferred to Purchaser (the "Excluded Assets").

          (b) Anything in this Agreement to the contrary notwithstanding, the Assets sold to the Purchaser pursuant to the terms of this Agreement shall not include the Seller's corporate records, books of account, cash, bank deposits and cash equivalents on the date hereof.

          (c) The Buildout Assets (as defined in the Management Agreement) shall be purchased by Purchaser pursuant to the terms of the Management Agreement.

          (d)  Roaming receivables accrued as of the date hereof.

                                    ARTICLE III
                             ASSUMPTION OF LIABILITIES

     At the Primary Closing, Purchaser shall assume and agree to perform and discharge the following to the extent not previously performed or discharged as of the Primary Closing: (i) all obligations of Seller which accrue and are to be performed from and after the Primary Closing under those permits, authorizations, licenses, leases, rights of way, easements and other agreements either set forth on SCHEDULES 2.01(a) and (d) attached hereto or those agreements of a non-material nature which are not required by this Agreement to be disclosed on SCHEDULES 2.01(a) and (d) and (ii) all other obligations of Seller entered into during the period from the date hereof to the Primary Closing by Seller in the ordinary course of its business in accordance with the provisions of Section 9.05 below or that were identified to and consented by Purchaser (all of such permits, authorizations, licenses, leases, rights of way, easements and other agreements referred to in items
(i) and (ii) being referred to hereinafter as the "Assumed Contracts"); and
(iii) all "Current Liabilities" (as defined in Section 5.05(a) hereof) but only if and to the extent that Purchaser receives a credit against the Purchase Price at the Primary Closing as described in Section 5.05(b) hereof (such items (i) through (iii) are collectively referred to herein as the "Assumed Liabilities"). Purchaser shall not be liable for any liabilities, debts, contracts, agreements, including, without limitation, any environmental liabilities related to or arising from Seller's and its predecessors' ownership, operation or control of the Assets, the Cellular System or the Business (including with respect to Seller's and its predecessors' interests in owned or leased real property) for the period prior to the Primary Closing or any contracts or agreements set forth on
SCHEDULE 2.02, or other obligations of Seller of any nature whatsoever other than the Assumed Liabilities, and it is expressly understood that Purchaser shall not assume, and shall not be liable for any of Seller's expenses or obligations relating to or accruing by any reason of the proceedings relating to the FCC Authorization in FCC File No. 10008CLP317A88, including any obligations relating to any settlement thereof (such other liabilities, debts, contracts, agreements or obligations of Seller other than the Assumed Liabilities being referred to as the "Non-Assumed Liabilities").

                                     ARTICLE IV
                              INSTRUMENTS OF TRANSFER
                                   AND ASSUMPTION

     SECTION 4.01. TRANSFER DOCUMENTS. At the Primary Closing, Seller will deliver to Purchaser (a) a Bill of Sale in substantially the form attached hereto as EXHIBIT A (a "Bill of Sale"), (b) all such other good and sufficient instruments of sale, transfer and conveyance, including, without limitation, assignments of leases, in such form and including such matters as Purchaser shall reasonably request and as shall be reasonably acceptable to Seller, as shall be effective to vest in Purchaser all of Seller's right and title to, and interest in, the Assets; and (c) all contracts and commitments, instruments, books and records (except as otherwise provided in Section 2.02 hereof) and other data relating to the Assets, business and operations of Seller.

     SECTION 4.02. ASSUMPTION DOCUMENTS. At the Primary Closing, Purchaser and Seller will execute and deliver an Assumption Agreement in substantially the form attached hereto as EXHIBIT B (the "Assumption Agreement") in order to effect the assumption of the Assumed Liabilities by Purchaser.

                                     ARTICLE V
                             PURCHASE PRICE; ALLOCATION

     SECTION 5.01. PURCHASE PRICE. The total purchase price for the Assets shall be Twelve Million Dollars ($12,000,000) (the "Base Price"), as adjusted in accordance with the provisions of Section 5.05 hereof (as adjusted, the "Purchase Price").

     SECTION 5.02. DEPOSIT. Purchaser has deposited as a good faith deposit Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") with Chase Manhattan Trust Company, National Association (the "Escrow Agent"), being held, invested and disbursed pursuant to the terms of a certain Deposit Escrow Agreement dated September 23, 1999 (the "Deposit Escrow Agreement"). The Deposit and all earnings thereon will be repaid to Purchaser upon execution of this Agreement whereupon the Deposit Escrow Agreement shall terminate.

     SECTION 5.03. PAYMENT OF PURCHASE PRICE. On the Primary Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale of the Assets, Purchaser will pay the Purchase Price into an account (the "Purchase Escrow Account") maintained by the Escrow Agent, and such amount will be held, invested and disbursed pursuant to the terms of the Purchase Escrow Agreement substantially in the form of EXHIBIT C attached hereto (the "Purchase Escrow Agreement"). At Final Closing, an amount equal to the funds in the Purchase Escrow Account (the "Escrowed Amount") less the sum of (x) amounts held in respect of pending but unpaid claims by Purchaser for indemnification pursuant to Section 14.01 and (y) $900,000 (such sum being referred to collectively as the "Indemnity Escrow Amount") will be paid to Seller from the Purchase Escrow Account at the Final Closing and the Indemnity Escrow Amount shall be held and released in accordance with the terms of the Purchase Escrow Agreement. In the event this Agreement is terminated after the Primary Closing for any reason under Article XVI of this Agreement, (i) the Escrowed Amount shall be released to Purchaser in accordance with the terms of the Purchase Escrow Agreement and (ii) Seller shall pay Purchaser the difference, if any, between the Purchase Price and the Escrowed Amount.

     SECTION 5.04. ALLOCATION OF PURCHASE PRICE. Prior to the Primary Closing, Purchaser and Seller in good faith shall each use their respective commercially reasonable efforts to agree on an allocation of the Purchase Price and the Assumed Liabilities in accordance with the respective fair market value of the Assets being purchased and as provided for under Section 1060 of the Code. Purchaser and Seller each further agree to file their income tax returns and their other tax returns and IRS Form 8594 reflecting the allocation as determined in this Section 5.03 unless otherwise required by applicable legal requirements. If no agreement on an allocation of the Purchase Price with respect to the Assets is reached within such thirty (30) day period, such allocation of the Purchase Price to the Assets shall be determined by a nationally recognized appraisal firm mutually agreeable to Seller and Purchaser and the costs of such appraisal shall be borne equally by Seller and Purchaser.

     SECTION 5.05.  PURCHASE PRICE ADJUSTMENT.

     (a) As used in this Section 5.05, the following terms shall have the meaning set forth below:

     "CURRENT ASSETS" means the Cellular System's (i) subscriber accounts receivable, excluding roaming revenue receivables, that are current to less than 91 days past due, net of a reserve for bad debts equal to the sum of the following amounts: five percent (5%) of such accounts receivable that are not past due or that are thirty (30) or fewer days past due, fifteen percent (15%) of such accounts receivable that are more than thirty (30) but less than sixty-one (61) days past due and fifty percent (50%) of such accounts receivable that are more than sixty (60) but less than ninety-one (91) days past due; (ii) inventory of cellular telephone handsets and ancillary equipment held for sale to subscribers and which are reasonably to be expected based on past practices to be consumed in the normal course of business within six months after the Primary Closing and are not otherwise obsolete, reflected at net book value (the "Inventory"); provided in no event shall the net book value of the Inventory used to determine Current Assets exceed $25,000; and (iii) prepaid items which Purchaser will receive the benefit of after the Primary Closing such as prepaid rent, property taxes, utility charges, fees and deposits paid, all determined as of 12:01 a.m. on the date hereof in accordance with GAAP.

     "CURRENT LIABILITIES" means the Cellular System's (i) subscriber deposits received, (ii) deferred revenue, (iii) accrued employee vacation and sick pay expense, (iv) salaries, bonuses, fringe benefits and other remuneration payable to employees to be hired by Purchaser, (v) expenses for goods and services received in the normal course of business including taxes, utility charges, special assessments, commissions, fees and (vi) other trade payables and accrued expenses incurred in the normal course of business, all determined as of 12:01 a.m. on the date hereof in accordance with GAAP.

     "GAAP" means generally accepted accounting principles consistently applied.

     (b) The Base Price shall be increased (or decreased) by the amount by which Current Assets exceeds (or is less than) Current Liabilities as of the date hereof (the "Working Capital Adjustment").

     (c)  Seller shall prepare and submit to Purchaser, not later than five
(5) business days prior to the Primary Closing Date, a written good faith estimate of the amount of the Working Capital Adjustment and Seller's estimate of the Purchase Price resulting from the Working Capital Adjustment ("Seller's Estimate"). Seller's Estimate shall be accompanied by detailed supporting documents, work papers, subscriber records and other data supporting the Working Capital Adjustment and Seller's Estimate. The Seller's Estimate shall be based upon the books and records of the Cellular System. The Seller's Estimate shall be accompanied by a certificate signed by the Manager, President or Chief Financial Officer of Seller certifying that Seller's Estimate was calculated in good faith and in accordance with the provisions of this Section 5.05. After the delivery of Seller's Estimate and prior to the Primary Closing, Purchaser and Seller shall attempt to resolve any disputes between Seller and Purchaser with respect to Seller's proposed Working Capital Adjustment. In connection therewith, Purchaser shall have full access to all Seller's records related to Seller's proposed Working Capital Adjustment. Prior to Primary Closing, Purchaser shall advise Seller in writing as to any dispute Purchaser has with Seller's Estimate and provide Seller with Purchaser's calculation of the Working Capital Adjustment and the Purchase Price, accompanied by a certificate signed by the President or Chief Financial Officer of Purchaser certifying that Purchaser's calculation was made in good faith and shall be accompanied by supporting documents and information, to the extent the same is available to Purchaser ("Purchaser's Estimate"). In the event Purchaser's Estimate of the Purchase Price is less than $15,000 less than Seller's Estimate, the Primary Closing shall proceed with the Purchase Price based upon Seller's Estimate. In the event the Purchaser's Estimate of the Purchase Price is more than $15,000 less than Seller's Estimate, then the mid-point between Seller's Estimate and Purchaser's Estimate shall be used as the Purchase Price for purposes of Primary Closing.

     Within 90 days after the Primary Closing Date, Purchaser shall deliver to Seller a certificate (the "Closing Certificate") signed by the President or Chief Financial Officer of Purchaser providing a compilation of the Working Capital Adjustment to be made pursuant to this Section 5.05 including any changes in the Working Capital Adjustment used to determine the Purchase Price at the Primary Closing Date, together with a copy of any supporting documents, work papers, subscriber records and other data relating to such Closing Certificate and such other supporting evidence as Seller may reasonably request either prior to or after delivery thereof. If Seller shall conclude that the Closing Certificate does not accurately reflect the Working Capital Adjustment to be made to the Base Price in accordance with this Section 5.05, Seller shall, within thirty (30) days after its receipt of the Closing Certificate (such 30-day period being referred to as the "Response Period"), deliver to Purchaser a written statement of any discrepancies believed to exist. If Seller fails to so notify Purchaser of any discrepancies, then the calculation of the Purchase Price set forth in the Purchaser's Closing Certificate shall be controlling for all purposes hereof and Purchaser or Seller, as the case may be, shall on or before the fifth business day following the expiration of the Response Period pay the amount which it is obligated to pay in accordance with the Closing Certificate. On or before the fifth business day following the earlier to occur of the expiration of the Response Period and the date Purchaser receives Seller's statement of discrepancies, Purchaser or Seller, as the case may be, shall pay the amount, if any, as to which there is no discrepancy. Purchaser and Seller shall use good faith efforts to jointly resolve their discrepancies within fifteen (15) days of Purchaser's receipt of Seller's written statement of discrepancies, which resolution, if achieved, shall be binding upon the parties and not subject to further dispute or review. In the event Purchaser and Seller are unable to resolve their differences within such fifteen (15) day period, then either party may request that the matter be resolved by Coopers, Price, Waterhouse (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the parties shall furnish, at its own expense, the Independent Accountants and the other party with such documents and information as the Independent Accountants may reasonably request.

Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The Independent Accountants may conduct a conference concerning the disagreements between Seller and Purchaser at which conference each party shall have the right to present additional documents, material and other evidence an to have present its advisors, accountants and counsel. The Independent Accountants shall promptly render a decision on the issues presented, and such decision shall be final and binding on the parties. The fees and expenses of the Independent Accountants shall be divided equally between Purchaser and Seller. Within five (5) days of receipt of the Independent Accountants' decision with respect to such dispute, Purchaser or Seller, as the case may be, shall pay the amount which it is obligated to pay as determined by the Independent Accountants. Any amounts owed by Purchaser to Seller in accordance with this
Section 5.05(c) shall not bear interest and shall be paid by wire transfer of immediately available funds into the Purchase Escrow Account. Any amounts owed by Seller to Purchaser under this Section 5.05(c) shall be paid by wire transfer of immediately available funds and shall not bear any interest, and if not paid when due, may also be paid from the Purchase Escrow Agreement.

                                     ARTICLE VI
                                      CLOSING

     SECTION 6.01. PRIMARY CLOSING. Subject to the terms and conditions hereof, the Primary Closing (the "Primary Closing") shall take place at the offices of Edwards & Angell, LLP, 2800 BankBoston Plaza, Providence, Rhode Island 02903 on the date (the "Primary Closing Date") that is the later of
(a) ten (10) business days after the date on which the FCC has granted its consent to the assignment of the FCC Authorization from Seller to Purchaser and the other conditions precedent to the Primary Closing have been satisfied, or
(b) the earlier of (i) the date on which Full Network Deployment occurs, or
(ii) February 28, 2000. As used herein, the term "Full Network Deployment" shall mean the later of the date that (a) Purchaser shall have installed a switch which eliminates any risk that computer applications used by Seller may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999 (the "Year 2000 Problem") and such switch shall be fully operational, or (b) Purchaser shall have updated the radio frequency equipment on all of the Cellular System's cell sites.

     SECTION 6.02. FINAL CLOSING. Subject to the terms and conditions hereof, the Final Closing (the "Final Closing") shall take place at the offices of Edwards & Angell, LLP, 2800 BankBoston Plaza, Providence, Rhode Island 02903 on a date designated by Purchaser (provided that such date shall be after the Primary Closing) that is within ten (10) business days after the date on which the FCC order granting the FCC Authorization to Seller has become a Final Order (the "Final Closing Date"). For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC as to which (i) no request for stay by the FCC of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (iii) the FCC, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                                    ARTICLE VII
                              SELLER'S REPRESENTATIONS

     Seller hereby represents and warrants that:

     SECTION 7.01. ORGANIZATION, QUALIFICATION. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Mississippi; and has all necessary power and authority to own and operate its properties and to carry on its Business as now being conducted or proposed to be conducted and to carry out the transactions contemplated by this Agreement. Seller has the full power and authority to execute and deliver and, subject to obtaining the FCC's approval to assign the FCC Authorization and the other governmental and third-party consents referred to in Section 10.04, perform its obligations under this Agreement and to undertake the transactions contemplated hereby. Seller is duly qualified to conduct business as a foreign corporation in all jurisdictions for which failure to so qualify would have a Material Adverse Effect (as defined below).

     SECTION 7.02.  CONSENTS, AUTHORIZATION, EXECUTION AND
DELIVERY OF AGREEMENT. All necessary consents and approvals have been obtained by Seller for the execution and delivery of this Agreement. The execution, delivery and performance of this Agreement by Seller and the transfer of the Assets to Purchaser have been duly and validly authorized and approved by all necessary limited liability company and member action of Seller. This Agreement is a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

     SECTION 7.03. SUBSIDIARIES AND INTERESTS IN OTHER COMPANIES. Seller has no subsidiaries, and does not own or control any shares or other securities of, or have any other proprietary interest in, any corporation, partnership, limited liability company, joint venture, business association or other person.

     SECTION 7.04. TITLE TO ASSETS; CONDITION OF ASSETS. Except as set forth on SCHEDULE 7.04, Seller has, and will convey to Purchaser at the Primary Closing, good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. All Liens in effect on the date hereof which are to be discharged at the Final Closing are listed on SCHEDULE 7.04 hereto. The tangible property included among the Assets is in good working order and repair, reasonable wear and tear excepted except as disclosed on SCHEDULE 7.04. The Assets constitute all of the assets which are necessary, used or useful in the operation of the Business as it is currently being conducted by Seller other than the Excluded Assets. Except as disclosed on SCHEDULE 7.25, no officer, director, stockholder or employee of Seller or any other individual, partnership, corporation, limited liability company, person or entity (a "Person") other than the Seller owns, leases or has any rights in any property, license or other assets related to the Business other than the Excluded Assets. Except for factors typically affecting propagation and reception in the cellular telephone industry generally, the tangible property included in the Assets are technically sufficient and capable of providing cellular telephone service in the RSA in accordance with applicable FCC regulations except as set forth on SCHEDULE
7.08. All of the buildings, towers, transmitters, antenna, fixtures and improvements owned or leased by Seller, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities and the roof, walls and other structural components of the real property which are part of, or located in such buildings, towers, antenna or improvements and are owned or leased by Seller comply with applicable zoning laws and the building, health, fire and environmental protection codes of all applicable governmental jurisdictions, and, except as disclosed on SCHEDULE 7.04, have no structural defects and do not require any repair other than routine maintenance and the repair of ordinary wear and tear.

     SECTION 7.05. REAL PROPERTY - OWNED. Seller owns no real property and the real property leased by Seller related to the Business has never been owned by Seller.

     SECTION 7.06.  REAL AND PERSONAL PROPERTY - LEASED.  Set forth on
SCHEDULE 2.01(d) (in the case of real property) and SCHEDULE 2.01(a) (in the case of personal property), are true and accurate listings of all real and personal property leases to which Seller is a party (other than personal property leases with annual payments of less than $2,000 and which leases, together with the other contracts and agreements not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) setting forth (i) the name of the lessor and (ii) with respect to the real property leases, the legal description of the property leased. Except as set forth on SCHEDULE 2.01(d) (in the case of leased real property) and
SCHEDULE 2.01(a) (in the case of leased personal property), all of the leases set forth on such Schedules (i) are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, (ii) all accrued and currently payable rents and other payments required by such leases have been paid, (iii) Seller and, to Seller's knowledge, each other party thereto have complied with all respective covenants and provisions of such leases, (iv) neither Seller nor, to Seller's knowledge, any other party is in default in any respect under any such leases, (v) no party has asserted any defense, set off, or counter claim thereunder, (vi) no waiver, indulgence or postponement of any obligations thereunder has been granted by any party, and (vii) the validity or enforceability of any such lease will be in no way affected by the sale of the Assets to Purchaser provided all required consents have been obtained from the other parties to such lease.

     SECTION 7.07. EXISTING CONTRACTS. SCHEDULES 2.01(a) AND (d) hereto set forth all contracts, commitments and agreements in effect on the date hereof with Seller's subscribers (other than standard subscriber agreements for cellular service), all leases (other than personal property leases with annual payments of less than $2,000 and which leases, together with the other contracts and agreements not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) to which Seller is a party, and all other contracts, commitments and agreements (other than agreements with annual payments of less than $2,000 and which agreements, together with the other leases and contracts not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) or commitments (written or oral) to which Seller is a party which relate to the ownership of the Assets or the operation of the Business (the "Existing Contracts") except for the contracts, leases, commitments and agreements included among the Non-Assumed Liabilities (the "Excluded Contracts"). Except as disclosed on SCHEDULE 7.25, no officer, director or employee of Seller or any Person (other than Seller) controlling, controlled by or affiliated with or family member of any such officer, director or employee has any contractual relationship relating to the ownership or operation of the Business. Seller has heretofore delivered to Purchaser true and correct copies of the Existing Contracts. Except as disclosed on SCHEDULES 2.01(a) AND (d), Seller has no knowledge of any breach or anticipated breach by the other parties to any Existing Contracts. The Existing Contracts are in full force and effect and Seller is in compliance with its obligations under such Existing Contracts. Except for the Existing Contracts and the Excluded Contracts, Seller has not entered into any other contract, commitment or agreement (other than agreements with annual payments of less than $2,000 and which agreements, together with the other leases and contracts not required to be disclosed on SCHEDULES 2.01(a) AND (d), in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) relating to the ownership of the Assets or the operation of the Business, including, but not limited to, rights-of-way, rights of entry, licenses, easements, leases, or guaranty agreements. There are no claims by third parties that Seller is required to enter into other agreements to enable it to continue to own the Assets and operate of the Business as it is presently being operated.

     SECTION 7.08. GOVERNMENTAL LICENSES. Except as set forth on SCHEDULE 7.08, Seller holds all licenses, consents, permits, approvals and authorizations of public and governmental bodies including, without limitation, the FCC Authorization and the state, counties and municipalities served by the Business, which are required in connection with the ownership of the Assets and which are required for the provision of cellular services in the RSA in connection with applicable FCC regulations (collectively referred to as the "Authorizations"). All Authorizations are in full force and effect. Seller has complied with the terms of the Authorizations which it holds and there are no pending modifications, amendments or revocations of the Authorizations which would adversely affect the ownership of the Assets or the operation of the Business. All fees due and payable from Seller to governmental authorities pursuant to the Authorizations have been paid and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute grounds for revocation or modification of the Authorizations. All reports required of Seller to be filed in connection with the Authorizations have been timely filed and are accurate and complete.
 The Seller does not conduct any microwave operations on frequencies that are subject to relocation under the FCC's rules. True and correct copies of the Authorizations, and all amendments thereto to the date hereof, have been delivered by Seller to Purchaser and are identified on SCHEDULE 2.01(a) hereto. The Seller has not engaged in any course of conduct that could reasonably be expected to impair the ability of Purchaser or its subsidiaries to be the holder of the Authorizations or (i) is aware of any reason why the Authorizations might not be renewed in the ordinary course, (ii) why any of the Authorizations might be revoked, or (iii) why any pending applications or notifications might not be approved. The ownership of the Assets and the operation of the Business by Seller are not subject to regulation or supervision by any applicable state public utilities commission or other similar state governmental instrumentality.

     SECTION 7.09. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 7.09, Seller is currently complying with and has so complied with, and is not in default under or in violation of, and neither the Business nor any of the Assets nor the operation or maintenance thereof, contravenes any statute, law (including environmental or employment laws), ordinance, decree, order, rule, regulation of any governmental body applicable to the Assets or the Business, including, without limitation, the rules and regulations of the FCC.

     SECTION 7.10. NO VIOLATION OF EXISTING AGREEMENTS. Subject to the consents for the Existing Contracts identified in SCHEDULE 7.10, the execution, delivery and performance of this Agreement by Seller and Seller's transfer of the Assets to Purchaser (i) will not violate any provisions of any law (ii) will not, with or without the giving of notice or the passage of time, or both, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under any Existing Contracts, and
(iii) will not result in the creation of any Lien upon the Assets or the Business other than Permitted Liens.

     SECTION 7.11.  LITIGATION AND LEGAL PROCEEDINGS.  Except as set forth on
SCHEDULE 7.11, there is no outstanding judgment against Seller or any manager, officer or member of Seller affecting the Business or the Assets or which question the validity of any action taken or to be taken by Seller pursuant to or in connection with the provisions of this Agreement and there is no litigation, proceeding or investigation pending, or, to Seller's knowledge, threatened, against Seller or any manager, officer or member of Seller affecting the Business or the Assets or which questions the validity of any action taken or to be taken by Seller pursuant to or in connection with the provisions of this Agreement. Except as set forth on SCHEDULE 7.11, there are no proceedings pending to which Seller or any manager, officer or member of Seller is a party or, to Seller's knowledge, threatened, nor has Seller received written notice of any demands by any governmental agency, utility or other party, to terminate, modify or adversely change the terms and conditions of Seller's rights with respect to the Authorizations or Existing Contracts.

     SECTION 7.12.  ENVIRONMENTAL COMPLIANCE.  (a)  Except as set forth on
SCHEDULE 7.12 hereto, (i) Seller has not generated, used, transported, treated, stored, released or disposed of, or suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as hereinafter defined) with respect to the Assets or the Business in violation of any Environmental Laws (as hereinafter defined);
(ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with Seller's or its predecessors' ownership or use of the Assets, the conduct of the Business or on, in or under any property or facility used, owned or leased by Seller or any adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any governmental entity; (iii) no friable asbestos or polychlorinated biphenyl, and no underground storage tank, is contained in or located on or under any property or facility owned, used or leased by Seller; and (iv) any Hazardous Substance handled or dealt with in any way with respect to the Assets or the Business by Seller, or during Seller's ownership or use of the Assets or the Business, has been and is being handled or dealt with in compliance with all Environmental Laws.

          (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean any substance which, as of the date of this Agreement, is listed as hazardous or toxic in the regulations implementing the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Response Compensation and Liability Act ("RCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), or listed as a hazardous substance under any applicable state environmental laws, or any substance which has been determined by regulation, ruling or otherwise by any agency or court to be a hazardous or toxic substance regulated under federal or state law, and shall include petroleum and petroleum products.

          (c) For purposes of this Agreement, the term "Environmental Laws" shall mean CERCLA, RCRA, RCLA and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including but not limited to those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     SECTION 7.13. EMPLOYEES. SCHEDULE 7.13 sets forth a true and complete list of the names and current salaries of all employees of Seller involved in the operation of the Business. Such employees are employees at will. Seller has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes for failure to comply with any of the foregoing. SCHEDULE 7.13 sets forth the only collective bargaining agreements covering any of the employees of Seller. The Seller has not breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to Seller's knowledge, threatened or anticipated, and, there is no factual basis for any (a) employment discrimination (including age, sex, racial or handicap discrimination) charges or complaints against or involving Seller, before any federal, state, or local board, department, commission or agency or (b) unfair labor practice charges or complaints, disputes or grievances affecting Seller. There are no pending or, to Seller's knowledge, threatened or anticipated strikes, slow downs, work stoppages or lockouts or threats affecting Seller.

     SECTION 7.14. EMPLOYEE BENEFITS. Except as set forth on SCHEDULE 7.14 attached hereto, Seller has no pension plan, profit sharing plan, deferred compensation plan, stock option or stock bonus plan, saving plan, or other benefit plan, policy, practice, or procedure or contract concerning employee benefits or fringe benefits of any kind (collectively, "Employee Benefit Plans"), whether or not governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller is not a party to any employment contract. No officer, director or employee of Seller participates or is eligible to participate in a "defined benefit pension plan" as defined in Section 3(35) of ERISA, maintained or made available by Seller. Neither Seller nor any Controlled Group Member maintains or contributes to, or ever maintained or contributed to, a plan under which any employee of Seller participates or is eligible to participate subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Controlled Group Member" means any trade or business (whether or not incorporated) which is, or was at any relevant time, aggregated with the Seller pursuant to Section 414(b), (c), (m) or (o) of the Code. Neither Seller nor any ERISA Affiliate has participated in or made contributions to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. The term "ERISA Affiliate" means each trade or business (whether or not incorporated) which is, or was at any relevant time, treated as a single employer with Seller pursuant to Section 4001(b)(1) of ERISA. Seller has furnished Purchaser with true, complete and accurate copies of all Employee Benefit Plans and related trust agreements as in effect on the date hereof, all summary plan descriptions, and the latest annual reports filed with the Department of Labor or the Internal Revenue Service (the "IRS").

     Each of the Employee Benefit Plans is in compliance with all applicable requirements of ERISA, the Code, and other applicable law. Each of the Employee Benefit Plans has been administered in accordance with its terms and with applicable legal requirements. All "employee pension plans" (within the meaning of Section 3(2) of ERISA) have been determined by the IRS to be qualified under Section 401(a) of the Code, and no action or proceeding has been instituted or threatened which would affect the qualification of any pension plan of Seller. No unfunded liabilities, based upon the Pension Benefit Guarantee Corporation (the "PBGC") rates currently in effect for plan terminations, exist with respect to any Employee Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). There has not been any reportable event with respect to any pension plan of Seller.
 Seller has not engaged in a "prohibited transaction" or breach of fiduciary responsibility with respect to any Employee Benefit Plan which could subject Purchaser or any affiliate of Purchaser to a penalty tax or other liability under ERISA or the Code. Neither Seller nor any Affiliate of Seller has ever incurred any liability under Title IV of ERISA to the PBGC or to a multi-employer pension plan.

     SECTION 7.15. TAX MATTERS. Except as set forth on SCHEDULE 7.15 attached hereto: (a) Seller has timely filed all Tax (as defined below) returns and statements which it is required to file; (b) all such returns are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby; (c) Seller has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency; (d) no assessment of any additional Taxes for periods for which returns have been filed has been asserted and no basis exists therefor; (e) to Seller's knowledge, there are no unresolved questions or claims raised by any Taxing authority concerning the Tax liability of Seller; and (f) all Taxes which Seller is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid. Seller has paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Primary Closing Date. For purposes of this Section 7.15, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts and other assessments including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, stamp duties, fees, assessments or similar charges in the nature of a tax, together with any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

     SECTION 7.16.  FINANCIAL STATEMENTS.

     (a)  The Purchaser has heretofore been furnished with the following:

          (i) true and complete copies of the audited balance sheets of Seller as of December 31, 1996, December 31, 1997, and December 31, 1998 and the related statements of income and retained earnings and cash flows for the years then ended, each of such balance sheet and income statement being attached hereto as SCHEDULE 7.16(a)(i) (collectively, the "Historical Financial Statements"); and

          (ii) true and complete copies of the unaudited balance sheet (the "Interim Balance Sheet") of Seller as of June 30, 1999 (the "Balance Sheet Date") and the related unaudited statement of income for the six-month period then ended (the "Interim Income Statement" and together with the Interim Balance Sheet, the "Current Financial Statements"), such balance sheet and income statement being attached hereto as SCHEDULE 7.16(a)(ii).

     (b) Each of the Historical and Current Financial Statements delivered under Section 7.16 (a)(i) and (ii) hereof was prepared in accordance with GAAP applied on a basis consistent with prior periods and past practices and, with respect to the Current Financial Statements, subject to usual and customary year-end adjustments and except for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements; subject to the following proviso, each of the balance sheets included in such Historical and Current Financial Statements fairly presents the financial condition of Seller, as at the close of business on the date thereof; and, subject to the following proviso, each of the statements of income included in such Historical and Current Financial Statements fairly presents the results of operations of Seller, for the fiscal period then ended.

     (c) Except as set forth on SCHEDULE 7.16(C) attached hereto, since the Balance Sheet Date, Seller has not:

          (i) sold, assigned or transferred any of its Assets (except for the Excluded Assets and except pursuant to existing contracts or commitments disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice or for assets sold or disposed of and replaced by other assets of comparable use and value); or canceled any material debts or material claims;

          (ii) waived any material rights, whether or not in the ordinary course of business;

          (iii) entered into any other transaction, except in the ordinary course of business, or entered into any transaction with any officer, director or shareholder of Seller, or any affiliate or family member of any such Person;

          (iv) suffered any material damage, destruction or casualty loss with respect to the Assets, whether or not covered by insurance;

          (v) made any distribution of any of the Assets to any officer, director or shareholder of Seller or any affiliate or family member of such officer, director or shareholder;

          (vi) except as disclosed in writing by Seller to Purchaser, obligated itself or the Business to give free or reduced price service to customers with respect to the Business or entered into any agreement with any governmental or regulatory authority granting the authorization to freeze fees charged to customers of the Business; or

          (vii) entered into any agreement or understanding to do any of the foregoing.

     SECTION 7.17. SUBSCRIBERS/AGENTS. SCHEDULE 7.17 attached hereto sets forth (a) the number of subscribers receiving service from the Cellular System and as of a date within five (5) days prior to the date hereof, (b) a list of all agents who sell cellular telephone equipment and/or service on behalf of Seller as of the date hereof, together with such agent's address and the number of gross activations produced by each agent, and (c) all marketing and promotional plans Seller has used, is using, or proposes to use during 1999 to acquire subscribers. For purposes of this Agreement, the term "subscriber" means a person or entity subscribing for cellular telephone service on the Cellular System (i) who pays for service under the Cellular System's normal rate plan for that category of subscriber, (ii) whose account is active within the normal practices and procedures of the Cellular System and in no case is more than 60 days past due from the due date and (iii) who was obtained as a subscriber (A) in the normal course of business of the Cellular System consistent with past practice and not as a result of marketing efforts that are not customary in the cellular telephone industry generally or which were not utilized by Seller during 1999 on a regular basis or (B) any other plans for which the Seller obtain Purchaser's prior written consent, which consent will not be unreasonably withheld.

     SECTION 7.18. INSURANCE. Seller has delivered previously to Purchaser all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) which insure against risk and liabilities to the extent and in a manner customary in the cellular industry and which are adequate to provide coverage against risk of a material nature to which Seller would normally be exposed in the operation of the business. All such insurance policies and binders are in full force and effect. Seller has complied with each of such insurance policies and binders and has not failed to give any notice or present any claim thereunder in a due and timely manner. There are no outstanding unpaid claims under any of such insurance policies or binders and Seller has not received any notice of cancellation or non-renewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders which would reasonably be expected to materially adversely affect coverage thereunder.
No insurance carrier has canceled or reduced any insurance coverage for Seller or has given any notice or other indication of its intention to cancel or reduce any such coverage. All premiums due and payable under any such insurance policies or binders of Seller have been duly paid or accrued to the extent take into account in the Working Capital Adjustment. Seller maintains insurance policies for the Cellular System with the insurance carriers, in such amounts and for such losses or casualties as are described on SCHEDULE 7.18.

     SECTION 7.19. BROKERS. Seller has not engaged any agent, broker or other person acting pursuant to the express or implied authority of Seller which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Assets or the Business.

     SECTION 7.20. UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not reflected or reserved against the Interim Balance Sheet except for liabilities and obligations that have arisen in the ordinary and usual course of business and consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law) and except for liabilities and obligations directly related to the transactions contemplated hereby.

     SECTION 7.21. PRICING OF SERVICES. SCHEDULE 7.21 sets forth a description of all rate plans currently offered to subscribers of the Cellular System.

     SECTION 7.22. PROPRIETARY RIGHTS. Seller lawfully possesses, and (except for rights with respect to intellectual property rights listed on SCHEDULE 2.02) the Assets will include, all intellectual property rights that are necessary to the conduct of the Business.

     SECTION 7.23. ACCOUNTS RECEIVABLE AND BAD DEBTS. All notes and accounts receivable of Seller shown on the Interim Balance Sheet or thereafter acquired were or (to the extent not heretofore collected) are valid and genuine, were acquired in the ordinary course of business and are subject to no asserted counterclaims, defenses or setoffs (subject to reserves therefor as will be taken into account in the determination of Current Assets at Closing in accordance with Section 5.05). SCHEDULE 7.23 attached hereto sets forth a true, complete and accurate list, as of the end of the most recent normal billing cycle of the Cellular System, listing the total amounts of subscriber receivables and the aging of such subscriber receivables of the Cellular System based on the following Schedule: 0-30 days, 31-60 days, 61-90 days and over 90 days, from the date thereof.

     SECTION 7.24. PRODUCT INFORMATION. Except as disclosed on SCHEDULE 7.24, Seller has not sold and does not have in its inventory any refurbished telephone handsets. SCHEDULE 7.24 sets forth a list of manufacturers of telephone handsets presently in Seller's inventory.

     SECTION 7.25. CERTAIN BUSINESS RELATIONSHIPS WITH SELLER. Except as set forth in SCHEDULE 7.25 attached hereto, none of the officers, directors or stockholders of the Seller and its affiliates or family members have been involved in any business arrangement or relationship with Seller within the past 12 months.

     SECTION 7.26. YEAR 2000 PROBLEMS. Attached hereto as SCHEDULE 7.26 is a description of areas of Seller's business and operations which Seller believes could be adversely affected by the Year 2000 Problem.

     SECTION 7.27. DISCLOSURE. No provision of this Agreement relating to Seller, the Business or the Assets or any other document, Schedule, Exhibit or other information furnished by Seller to Purchaser in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading. In connection with the preparation of this Agreement and the documents, descriptions, opinions, certificates, Exhibits, Schedules or written material prepared by Seller and appended hereto or delivered or to be delivered hereunder, Seller agrees it will disclose to Purchaser any fact known to Seller which Seller knows or believes would affect Purchaser's decision to proceed with the execution of this Agreement. Except for facts affecting the cellular telephone industry generally, there is no fact now known to Seller relating to the Business or Assets which in Seller's reasonable opinion adversely affects the condition of the Assets, the status of the FCC Authorization or the ownership, operation, financial condition or prospects of the Business which has not been disclosed to Purchaser or set forth in the Exhibits or Schedules attached hereto.

     SECTION 7.28. HART-SCOTT-RODINO. Seller does not meet the "size of person test" for an acquired person under the Hart-Scott-Rodino Antitrust Improvements Act, since Seller's ultimate parent entity and all entities that its ultimate parent entity controls do not meet the financial thresholds set forth in 16 C.F.R. Part 801.

                                    ARTICLE VIII
                            PURCHASER'S REPRESENTATIONS

     Purchaser hereby represents, warrants, covenants and agrees that:

     SECTION 8.01. ORGANIZATION; QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Purchaser has all power and authority to (i) own and operate its properties, (ii) carry on its business as it is now being conducted, and
(iii) carry out the transactions contemplated by this Agreement and to own and operate the Assets and the Business, subject to obtaining all necessary consents required for the transfer by Seller of the Assets.

     SECTION 8.02. CONSENTS; AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT. All necessary consents and approvals have been obtained by Purchaser for the execution and delivery of this Agreement. The execution and delivery of this Agreement by Purchaser has been duly and validly authorized and approved by all necessary corporate action. Purchaser has full power and authority to execute and deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

     SECTION 8.03. LITIGATION AND LEGAL PROCEEDINGS. There is no outstanding judgment against Purchaser and there is no litigation, proceeding or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser or its assets which individually or in the aggregate would, if adversely determined, result in a material adverse change in the business condition (financial or otherwise), properties or assets of Purchaser or which questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser or which could have an adverse effect on Purchaser's ability to perform its obligations hereunder.

     SECTION 8.04. BROKERS. Purchaser has not engaged any agent, broker or other person acting pursuant to the express or implied authority of Purchaser which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Assets or the Business.

                                     ARTICLE IX
                         SELLER'S AND PURCHASER'S COVENANTS

     SECTION 9.01.  INTENTIONALLY OMITTED.

     SECTION 9.02. GOVERNMENTAL APPROVALS. Purchaser covenants and agrees that it will cooperate with Seller, and do all things reasonably necessary to assist Seller, to obtain all consents and approvals necessary for assignment to Purchaser of the Authorizations, including, without limitation, the FCC Authorization, including the furnishing of financial and other information specifically with respect to Purchaser reasonably required by the Person whose consent or approval is being sought. Seller shall provide adequate prior written notice to Purchaser of any meeting with governmental authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby, and Purchaser shall use all reasonable efforts to furnish a representative to attend meetings with appropriate government authorities for the purpose of obtaining such consents or approvals. Each of Purchaser and Seller hereby agrees to file the necessary Forms 490 and 702 with the FCC transferring or assigning control of the FCC Authorization for the Business to Purchaser and diligently pursue the processing of the assignment of the FCC Authorization to Purchaser and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement within five business days of the date of execution of this Agreement to the extent any such filings have not been made prior to the date of execution of this Agreement. Seller and

Purchaser shall share equally all filing fees in connection with any filings pursuant to this Section 9.02(a).

     SECTION 9.03. THIRD PARTY CONSENTS; CLOSING CONDITIONS. (a) Seller covenants and agrees to use its best efforts to obtain all consents and approvals necessary for the transfer or assignment to Purchaser of the Assumed Contracts. In addition, with respect to each real property lease identified on SCHEDULE 2.01(d), Seller agrees that the instrument whereby Seller requests the consent, estoppel and waiver of the lessor thereunder to the assignment of such lease to such Purchaser shall be substantially in the form of the letter attached hereto as SCHEDULE 9.03 and that Seller shall use its best efforts to obtain each such lessor's consent to such assignment by having each such lessor countersign such letter in the space provided. Purchaser covenants and agrees to cooperate with Seller and assist Seller in obtaining such consents and approvals including the furnishing of financial and other information, reasonably required by the Person whose consent or approval is being sought. Notwithstanding the foregoing, to the extent that any Assumed Contracts listed on SCHEDULE 2.01(a) to be sold, assigned, transferred or conveyed to Purchaser, or any claim, right or benefit arising thereunder or resulting therefrom (individually, an "Interest" and collectively, the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party thereto, or any third Person (including a government or governmental unit), and such approval, consent or waiver has not been obtained, or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof, and such approval, consent or waiver has not been obtained, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof; provided Seller shall use its best efforts to provide Purchaser the benefits of any such Interest as provided in Section 17.01(b).

          (b) Purchaser and Seller hereby covenant and agree to use all reasonable efforts to satisfy, or assist the other party in satisfying, the closing conditions applicable to the Purchaser in Article X hereof and the Seller in Article XI hereof prior to the Primary Closing Date.

     SECTION 9.04. ACCESS. (a) Purchaser shall have the right, itself or through its representatives, during normal business hours, after reasonable notice (which may be oral) and without undue disruption to Seller's normal business activities, to inspect the Assets and properties of Seller and to inspect and make abstracts and reproductions of all books and records of Seller including, without limitation, applications and reports to the FCC, all financial information relevant to the Business, employee records, and engineering and environmental reports and Seller shall furnish Purchaser with such information respecting the Assets and Business and financial records as Purchaser may, from time to time, reasonably request.

          (b) Seller acknowledges and agrees, subject to any restrictions placed thereon by an owner or lessor of any real property involved, that Purchaser may commission, at Purchaser's cost and expense, a so-called "Phase I" environmental site assessment of the Assets (the "Phase I Assessment").
If the Phase I Assessment indicates that a so-called "Phase II" assessment (the "Phase II Assessment") or other additional testing or analysis of the Assets is advisable, the Purchaser may elect to cause its agents to conduct such testing and analysis. Seller will use its commercially reasonable efforts to comply with any reasonable request for information made by Purchaser or its agents in connection with any such investigation. Seller covenants that any response to any such request for information will be complete and correct in all material respects. Seller will afford Purchaser and its agents access to all operations of the Seller at all reasonable times and in a reasonable manner in connection with any such investigation subject to any required approval of Seller's landlords, which approval Seller will use its commercially reasonable efforts to obtain. Should Purchaser commission such an investigation, such investigation will have no effect upon the representations and warranties made by Seller to Purchaser under this Agreement except that if any Phase I Assessment or Phase II Assessment uncovers an environmental condition which then comprises a breach of Seller's representations or warranties herein, Seller shall not have breached such representation or warranty if Seller cures such breach in accordance with the provisions of this Agreement.

          (c) Seller shall allow Purchaser the opportunity to conduct an engineering review of the Assets to confirm that the Assets comply with the FCC Authorization and the regulations of the FCC and, except as disclosed on
SCHEDULE 7.04, are otherwise in good condition and repair, reasonable wear and tear excepted.

     SECTION 9.05. CONDUCT OF BUSINESS. From and after the date hereof Seller shall:

          (a) operate the Cellular System in accordance with the FCC Authorization, and comply in all material respect with all laws, rules and regulations applicable to Seller, including the regulations of the FCC;

          (b) except for inventory sold in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of Purchaser;

          (c) refrain from modifying, amending or altering in any material respect, or terminating any of the Assumed Contracts, and from waiving or canceling any default or breach or modifying, altering or terminating any right or asset relating to or included in the Assets without Purchaser's prior written approval, which approval will not be unreasonably withheld;

          (d) maintain insurance on the Assets comparable to that maintained prior to the date hereof, and subject to Article XII, use the proceeds of any claims for loss under such policies, together with such other funds as may be required, to repair, replace, or restore to their former condition any Assets which may be damaged by fire or other casualty, all as soon as reasonably possible;

          (e) maintain its books and records in accordance with prior practice; maintain all of its property and assets in their present condition, ordinary wear and tear excepted, provided, however, Seller shall promptly repair the items of equipment set forth on SCHEDULE 9.05 so that they are in good working order or replace such equipment with like equipment which is in good working order; maintain supplies of inventory and spare parts consistent with past practice; and otherwise operate its business in the ordinary course in accordance with past practices;

          (f) refrain from changing the Cellular System's agents' commission rate, sales practices (including the quality of the credit of subscribers contracting for cellular telephone and paging service) or marketing practices without Purchaser's approval, which approval will not be unreasonably withheld;

          (g) refrain from increasing the compensation payable or to become payable to any employee or agent without Purchaser's approval, which approval will not be unreasonably withheld;

          (h) refrain from entering into any contract or renewal of any existing contract for the employment of any employee or agent of Seller other than "at-will" employees and agents;

          (i) use its commercially reasonable efforts to (x) keep its business organization intact, (y) retain the services of the key employees of the Cellular System, and (z) maintain good relationships with its employees, suppliers, advertisers, subscribers, agents and others having business relations with it, in each case in accordance with past practices;

          (j) refrain from changing its certificate of formation or operating agreement in any way which would materially adversely affect its power or authority to enter into and perform this Agreement, or which would otherwise materially adversely affect its performance of this Agreement;

          (k) continue to advertise, promote and market the Cellular System and its services in a manner consistent with past practice, and in any event from the date hereof through the Primary Closing, spend on advertising, marketing and promotion, on an aggregate basis from the date hereof to the Primary Closing and consult regularly with Purchaser on the status and effectiveness of promotions and on any modifications to promotions to increase the number of subscribers to the Cellular System;

          (l) refrain from subjecting any of the Assets to any new Lien other than Permitted Liens;

          (m) refrain from doing or omitting to do any act which will cause a material breach of, or material default under, or termination of (except in accordance with its terms), any Assumed Contract;

          (n) provide to the Purchaser, concurrently with filing thereof, copies of all reports to and other filings with the FCC;

          (o) not permit the FCC Authorization to expire or to be surrendered or voluntarily modified in a matter adverse to the Business, or take any action which would reasonably be expected to cause the FCC Authorization or any other governmental authority to institute proceedings for the suspension, revocation or limitation of rights under the FCC Authorization; or fail to prosecute with due diligence any pending applications to any governmental authority;

          (p) notify Purchaser in writing promptly after learning of the institution or threat of any material action against Seller in any court, or any action against Seller before the FCC or any other governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Assets or the Business;

          (q) if Seller deems it to be prudent, promptly replace any employee who leaves the employ of the Cellular System; notify Purchaser of the hiring of any new employee, any material change in job function of an employee, and the termination of any employee;

          (r) pay or cause to be paid or provide for all Taxes of or relating to Seller, the Assets and the employees required to be paid to city, county, state, Federal and other governmental units up to the Primary Closing Date;

          (s) refrain from taking any action not in Seller's usual course of business regarding the Cellular System or the Assets without Purchaser's prior approval, which approval will not be unreasonably withheld; and

          (t) cooperate with Purchaser in connection with (x) Purchaser's efforts to identify the current employees of Seller that Purchaser would like to hire following the Primary Closing consistent with all applicable federal, state and/or local employment laws, rules and regulations, and (y) the prompt and efficient transition of billing services after Primary Closing to Purchaser's billing system and (z) Purchaser's efforts to upgrade equipment (at Purchaser's cost) after Primary Closing.

     SECTION 9.06. NO SHOPPING. Prior to the Primary Closing or earlier termination of this Agreement, neither Seller nor any of its affiliates, advisors or representatives shall, directly or indirectly, solicit, encourage or initiate any contact with, negotiate with, or provide any information to, endorse or enter into any agreement with respect to, or take any other action to facilitate any person or group, other than Purchaser and its representatives, concerning any inquiries or the making of any proposals concerning any merger, sale of all or substantially all of the Assets, acquisition of a substantial equity interest in Seller or any similar transaction involving Seller.

     SECTION 9.07. EMPLOYEES. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Seller or Purchaser. No provision of this Agreement shall create any third-party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by Purchaser or under any benefit plan that Purchaser may maintain.

     SECTION 9.08. SUPPLEMENTAL DISCLOSURE. Seller shall promptly from time to time prior to the Primary Closing Date supplement in writing the Schedules hereto with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that no such supplemental disclosure shall be deemed to cure any breach of any representation or warranty of Seller made in this Agreement unless Purchaser waives such breach in writing to Seller.

     SECTION 9.09. MANAGEMENT AGREEMENT. Simultaneously with the execution of this Agreement, the Manager and Seller shall enter into the Management Agreement in the form attached hereto as EXHIBIT E (the "Management Agreement") pursuant to which the Manager will provide management services to Seller prior to the Primary Closing.

     SECTION 9.10. LITIGATION MATTERS. Seller and Purchaser agree that any and all costs of litigation and other proceedings pertaining to the FCC Authorization, shall be the responsibility of Seller, and that Seller shall control the defense of such litigation or proceeding, subject to Purchaser's right to assist in the defense.

                                     ARTICLE X
         CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO PRIMARY CLOSING

     The obligation of Purchaser under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Primary Closing of each of the following conditions, any of which may be waived in writing by Purchaser:

     SECTION 10.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. Except as they have been affected by Purchaser's actions, all of the representations and warranties made by Seller in this Agreement shall be true and correct at and as of the Primary Closing except for such breaches and inaccuracies therein which, in the aggregate, have not caused and would not reasonably be expected to cause Purchaser to suffer a Loss (as defined in Section 14.01) in excess of $10,000 in the aggregate (a "Material Loss") or otherwise result in a Material Adverse Effect; provided however, that should Purchaser elect not to close the transaction contemplated hereby due to a breach by Seller that causes a Material Loss or a Material Adverse Effect, Seller shall have the right to cure such breach or inaccuracy as set forth in Section 16.01. Seller shall have complied with and performed all of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Primary Closing except for such noncompliances which, in the aggregate, have not caused and would not reasonably be expected to cause a Material Loss or otherwise result in a Material

Adverse Effect. Purchaser shall have been furnished with a certificate or certificates of Seller's President, dated as of the Primary Closing, certifying to the fulfillment of the foregoing conditions. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the Assets or the Business taken as a whole, other than due to changes affecting the cellular telephone industry generally.

     SECTION 10.02. CERTIFIED AUTHORIZATIONS. Seller shall deliver to Purchaser copies of the resolutions of the members and, if applicable, the managers of Seller authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of Seller.

     SECTION 10.03. INCUMBENCY CERTIFICATE. Purchaser shall have received a certificate or certificates of an officer of Seller, certifying as to the genuineness of the signatures of officers of Seller authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such officers.

     SECTION 10.04. THIRD PARTY CONSENTS; FCC GRANT. Seller shall have delivered to Purchaser such instruments, consents and approvals (the form and substance of which shall be reasonably satisfactory to Purchaser) as are necessary to assign to Purchaser without modification thereof, as of the Closing, the Assets and the Assumed Contracts. Prior to Primary Closing Date, the FCC shall have granted its consent to the assignment of the FCC Authorization to Purchaser without any conditions which the Purchaser reasonably deems to be adverse. Anything herein to the contrary notwithstanding, but subject to the provisions of Section 17.01, the Purchaser shall have the right (in its sole discretion) to waive the requirement set forth in the preceding sentence by delivery to Seller of a written notice to such effect (the "Finality Waiver Notice").

     SECTION 10.05. NO MATERIAL ADVERSE CHANGE. Other than changes affecting the cellular telephone industry generally, there shall not have been any material adverse change in the financial condition, assets, business, properties or prospects of the Cellular System or Assets, from June 30, 1999 to the Primary Closing unless such material adverse change occurred as a direct result of Purchaser's actions or as a result of a Year 2000 Problem.

     SECTION 10.06. OPINION OF COUNSEL TO SELLER. Purchaser shall have been furnished with opinions of Young, Williams, Henderson & Fusilier, P.A., counsel to Seller, dated as of the Primary Closing and addressed to Purchaser, and to any institution designated by Purchaser which has provided financing in connection with the transactions contemplated by this Agreement, in substantially the form of EXHIBIT E hereto.

     SECTION 10.07. OPINIONS OF FCC COUNSEL TO SELLER. Purchaser shall have been furnished with opinions of Lukas, Nace, Gutierrez & Sachs, FCC counsel for Seller, dated as of the Primary Closing and addressed to Purchaser, and to any financial institution designated by

Purchaser which has provided the financing in connection with the transactions contemplated by this Agreement, in substantially the form of EXHIBIT F-1 attached hereto.

     SECTION 10.08. PURCHASE ESCROW AGREEMENT AND MANAGEMENT AGREEMENT. Seller and the Escrow Agent each shall have executed and delivered the Purchase Escrow Agreement, and Seller shall have executed and delivered the Management Agreement, to Purchaser.

     SECTION 10.09. TITLE INSURANCE; ESTOPPEL. Seller shall have provided to Purchaser, at Seller's expense, and in a form satisfactory to Purchaser and its lenders, all of the title commitments, title policies (including endorsements thereto) and surveys required by Purchaser's lenders with respect to the leased real property identified on SCHEDULE 2.01(d). In addition, with respect to each real property lease identified on SCHEDULE 2.01(d), Seller agrees that the instrument whereby Seller requests the consent, estoppel and waiver of the lessor thereunder to the assignment of such lease to such Purchaser shall be substantially in the form of the letter attached hereto as SCHEDULE 9.03 and that Seller shall use its commercially reasonable efforts to obtain each such lessor's consent to such assignment by having each such lessor countersign such letter in the space provided.

     SECTION 10.10.  INTENTIONALLY OMITTED.

     SECTION 10.11. OPERATION OF CELLULAR SYSTEM. Seller shall have continued to operate the Cellular System and market the Cellular System's services in the normal course of business and in accordance with past practice.

                                     ARTICLE XI
                              CONDITIONS PRECEDENT TO
                       SELLER'S OBLIGATION TO PRIMARY CLOSING

     The obligations of Seller under this Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Primary Closing of each of the following conditions, any of which may be waived in writing by Seller:

     SECTION 11.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties by Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Primary Closing. Purchaser shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Primary Closing. Seller shall have been furnished with a certificate of an officer of Purchaser, dated as of the Primary Closing, certifying to the fulfillment of the foregoing conditions.

     SECTION 11.02. DIRECTORS' RESOLUTIONS. Purchaser shall deliver to Seller copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an authorized officer of Purchaser.

     SECTION 11.03. INCUMBENCY CERTIFICATE. Seller shall have received a certificate of a secretary of Purchaser, certifying as to the genuineness of the signatures of representatives of Purchaser authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such representatives.

     SECTION 11.04. FCC. The FCC shall have issued an order granting its consent to the assignment of the FCC Authorization to Purchaser.

     SECTION 11.05. OPINION OF COUNSEL TO PURCHASER. Seller shall have been furnished with an opinion of Edwards & Angell, LLP, counsel to Purchaser, dated as of the Primary Closing and addressed to Seller in substantially the form of EXHIBIT G hereto.

     SECTION 11.06. PURCHASE ESCROW AGREEMENT AND MANAGEMENT AGREEMENT. Purchaser and the Escrow Agent each shall have executed and delivered the Purchase Escrow Agreement, and Purchaser shall have executed and delivered the Management Agreement, to Seller.

                                    ARTICLE XII
          CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION AT FINAL CLOSING

     The obligations of Purchaser under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Final Closing of each of the following conditions:

     SECTION 12.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties by Seller contained in this Agreement shall be true and correct in all material respects at and as of the Final Closing, except as they have been affected by Purchaser's actions. Seller shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Final Closing. Purchaser shall have been furnished with a certificate of a duly authorized representative of Seller, dated as of the Final Closing, certifying to the fulfillment of the foregoing conditions.

     SECTION 12.02. FCC FINAL ORDER. Each of (i) the FCC order consenting to the assignment of the FCC Authorization from Seller to Purchaser and (ii) the FCC order granting the FCC Authorization to Seller shall have become a Final Order, in each instance without any conditions which the Purchaser shall have determined, in its sole discretion, to be materially adverse to its ability to operate a cellular system in the RSA.

     SECTION 12.03. OPINION OF FCC COUNSEL TO SELLER. Purchaser shall have been furnished an opinion of Lukas, Nace, Gutierrez & Sachs, FCC counsel for Seller, dated as of the Final Closing and addressed to Purchaser and any financial institution designated by Purchaser in substantially the form of EXHIBIT F-2 attached hereto.

                                    ARTICLE XIII
                                  CASUALTY LOSSES

     In the event that there shall have been suffered between the date hereof and the Primary Closing any casualty loss relating to the Assets that becomes known to Seller, Seller will promptly notify Purchaser of such event. Seller shall, to the extent practicable, repair, rebuild or replace the portion of the Assets damaged, destroyed or lost prior to the Primary Closing Date. To the extent the repair, rebuild or replacement of the portion of the Assets damaged, destroyed or lost prior to the Primary Closing Date is not practicable, then the Purchase Price shall be reduced by the amount, mutually acceptable to Purchaser and Seller, which is estimated by the parties to equal the out-of-pocket costs and expenses that Purchaser is reasonably likely to incur to repair, rebuild or replace, in accordance with cellular telephone industry practices, such damaged, destroyed or lost Assets after the Primary Closing Date, and Seller shall retain all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage.

                                    ARTICLE XIV
                                  INDEMNIFICATION

     SECTION 14.01. INDEMNIFICATION BY SELLER. (a) After the Primary Closing, and regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, but subject to the terms of this Article XIV, Seller agrees to indemnify and to hold Purchaser, its shareholders, officers, directors, and employees (the "Indemnified Purchaser Parties") harmless from and against and in respect of any losses (including lost revenues), damages, costs, expenses (including costs of investigations and reasonable attorney fees), suits, demands, judgments and diminutions in value suffered or incurred (each a "Loss" and collectively "Losses") by Purchaser arising from or related to:

          (i) Any Non-Assumed Liability, whether or not known or asserted at or prior to the Primary Closing, relating to or arising from the ownership, operation, control or sale of the Assets, the Cellular System or the Business or any other state of facts which existed at or prior to Primary Closing, including, without limitation, any environmental liabilities arising out of Seller's or its predecessors' interests in real property or any fines or forfeitures imposed or threatened to be imposed by the FCC for the operation, at or prior to the Primary Closing, of the Cellular System or the Business;

          (ii) Any misrepresentation or breach of warranty in, or omission from, any representation or warranty of Seller in this Agreement, the Schedules or Exhibits hereto, the Deposit Escrow Agreement, the Purchase Escrow Agreement, the Management Agreement, the Bill of Sale, the Assumption Agreement or in any closing certificate delivered by Seller to Purchaser pursuant to Article X hereof;

          (iii) Any breach or non-fulfillment of any covenant or agreement on the part of Seller under this Agreement to be performed on or following the Primary Closing Date; and

          (iv) All costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters Purchaser is indemnified against by Seller in this Agreement.

          (b) In addition and subject to the terms of this Article XIV, Seller shall indemnify Purchaser against and hold it harmless from any and all Losses which Purchaser may incur by reason of the failure (if any) of Seller to comply with the Bulk Transfers Article of the Uniform Commercial Code of any state.

     SECTION 14.02. INDEMNIFICATION BY PURCHASER. After the Primary Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, but subject to the terms of this
Article XIV, Purchaser agrees to indemnify and to hold Seller, and its managers, officers, members, employees, representatives and agents harmless from and against and in respect of any Losses incurred by Seller from:

          (i) All liabilities and obligations of Purchaser, and all claims and demands made in respect thereof relating to or arising from, Purchaser's ownership, operation or control of the Assets or the Business after the Primary Closing, including on account of the Assumed Liabilities; and

          (ii) Any misrepresentation or breach of warranty in, or omission from, any representation or warranty of Purchaser, in this Agreement, the Schedules or Exhibits hereto, including the Deposit Escrow Agreement, the Purchase Escrow Agreement, the Management Agreement, the Assumption Agreement or in any closing certificate delivered by Purchaser to Seller pursuant to Article XI hereof;

          (iii) Any breach or non-fulfillment of any covenant or agreement on the part of Purchaser under this Agreement to be performed on or following the Primary Closing Date; and

          (iv) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters Seller is indemnified against by Purchaser in this Agreement.

     SECTION 14.03. NOTICE OF CLAIMS; DEFENSE OF THIRD PARTY. A party claiming indemnification under this Article XIV (the "Asserting Party") must notify (in writing, in reasonable detail and within a reasonable period of time after the Asserting Party becomes aware of such claim) the party from which indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party from and after such time as the Defending Party unconditionally agrees in writing to accept, as against the Asserting Party, all liabilities on account of such Third Party Claim. Assumption of such liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. Notwithstanding the foregoing, the Defending Party may not assume or control the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Defending Party and the Asserting Party and representation of both parties by the same counsel (in such counsel's reasonable determination) would be inappropriate due to actual or potential differing interests between them, in which case the Asserting
Party shall have the right to defend the Third Party Claim and to employ counsel reasonably approved by the Defending Party, and to the extent the matter is determined to be subject to indemnification hereunder, the Defending Party shall reimburse the Asserting Party for the reasonable costs of its counsel. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 14.03, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting
Party incurred thereafter in connection with the Third Party Claim (except in the case of actual or potential differing interests, as provided in the preceding sentence), but shall not agree to any settlement of such Third
Party Claim which does not include an unconditional release of the Asserting Party by the third party claimant on account thereof, PROVIDED that such requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. If the Defending
Party does not assume liability for and the defense of the Third Party Claim pursuant to this Section 14.03, the Asserting Party shall have the right (i) to control the defense thereof and (ii), if the Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, to settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume liability for and the defense of the Third Party Claim pursuant to this Section 14.03 within ten days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the Third party claimant on account thereof, PROVIDED that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending
Party shall use all reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered by this Article XIV.

     SECTION 14.04. LIMITATIONS. The Defending Party's obligations to indemnify the Asserting Party pursuant to this Article XIV shall be subject to the following limitations:

          (a) No indemnification shall be required to be made by the Defending Party until the aggregate amount of the Asserting Party's Losses exceeds $10,000 (the "Deductible") and then indemnification shall only be required to be made by the Defending Party to the extent of such Losses that exceed the Deductible; provided, however, the Deductible shall not be applicable to (i) Seller's obligation to indemnify Purchaser for Non-Assumed Liabilities, (ii) Purchaser's obligation to indemnify Seller for Losses arising from or related to the matters described in Section 14.02(i), (iii) adjustments to the Purchase Price provided for in Section 5.05, (iv) a breach by Seller of its representations set forth in
Section 7.02, the first sentence of Section 7.04, and Section 7.15 or (v) Losses resulting from fraud.

          (b) All representations and warranties contained in this Agreement shall survive the Primary Closing until the second anniversary thereof; provided, however, that notwithstanding the foregoing, (x) the representations and warranties contained in Section 7.02, the first sentence of Section 7.04, and Section 7.15 shall survive the Primary Closing for an unlimited duration and
(y) the representations and warranties contained in Sections 7.09 and 7.12 (as it may relate to Environmental Laws) shall survive the Primary Closing until the sixth anniversary thereof (the applicable period of survival being referred to as the "Survival Period"). To the extent a claim is made in respect of a representation or warranty within the applicable Survival Period, such representation or warranty shall survive after the Survival Period for purposes of such claim until such claim is finally determined or settled. Each party shall be precluded from asserting claims against the other party after the applicable Survival Period.

          (c) In addition, the liability of any indemnitor with respect to any Losses shall be determined on a basis that is net of the amount actually paid to the indemnified party in respect of any such Losses pursuant to a policy of insurance maintained by such indemnified party.

     SECTION 14.05. PURCHASE ESCROW AGREEMENT. The obligation of Seller to indemnify Indemnified Purchaser Parties for Losses pursuant to this Article XIV shall be secured by the funds held pursuant to the Purchase Escrow Agreement.

                                     ARTICLE XV
                         CONFIDENTIALITY AND PRESS RELEASES

     SECTION 15.01. CONFIDENTIALITY. Each party (in such capacity, a "Recipient Party") shall hold in strict confidence all documents and information concerning the other (in such capacity, a "Disclosing Party") and its business and properties and, if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the Disclosing Party. In furtherance of the foregoing, without the express prior written consent of the Disclosing Party, the Recipient Party shall not, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any such documents or information to anyone except as provided in Section 15.03. If the Recipient Party breaches, or threatens to commit a breach of, any of the provisions of this Article XV, the Disclosing Party shall have the right (in addition to any other rights and remedies available at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Disclosing Party and that money damages would not be an adequate remedy.

     SECTION 15.02. PRESS RELEASES. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Purchaser or Seller without the consent of the other subject to the provisions of Section 15.03, and Purchaser and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Purchaser or Seller, as the case may be, proposes to make such press release.

     SECTION 15.03. DISCLOSURES REQUIRED BY LAW. This Article XV shall not, however, be construed to prohibit any party from making any disclosures to any governmental authority that it is required to make by law or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, or prohibit Seller, Purchaser or any of their affiliates from disclosing to its investors, partners, accountants, auditors, attorneys, parent company and broker/dealers such terms of this transaction as are customarily disclosed to them in connection with the sale or acquisition of a cellular telephone system; PROVIDED, HOWEVER, that any such party shall be informed of the confidential nature of such information and shall agree to keep such information confidential; and PROVIDED, HOWEVER, that each party shall provide to the other reasonable advance copies of any public release except where the provision of such advance notice is not permissible.

                                    ARTICLE XVI
                                    TERMINATION

     SECTION 16.01. BREACHES AND DEFAULTS; OPPORTUNITY TO CURE. Prior to the exercise by a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have 30 days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching Party; PROVIDED, HOWEVER, that if such breach is curable but is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional sixty (60) days to cure such breach, PROVIDED, HOWEVER, that the cure period for a breach shall in no event extend beyond the Outside Date. If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 16.02).

This right of termination shall be in addition to, and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party.

     SECTION 16.02. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned, by written notice given to the other party hereto, at any time prior to the Final Closing (except as noted):

          (a)   by mutual written consent of Seller and Purchaser;

          (b) by either Purchaser or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise permanently prohibiting the sale of the Assets to Purchaser (which Seller and Purchaser shall have used all reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) subject to Section 16.01, by Purchaser, if Seller shall have breached any of its representations herein and such breaches, in the aggregate, would reasonably be expected to have a Material Adverse Effect or if Seller shall have materially breached any of its covenants;

          (d) by Purchaser, in the event that the FCC's order granting its consent to the assignment of the FCC Authorization to Purchaser is reversed, on reconsideration by the FCC or after judicial review, or in the event that Seller's rights in the FCC Authorization are revoked, denied or conditioned on such grounds that the value of the FCC Authorization is materially impaired, on reconsideration by the FCC or after judicial review, and in either event, Purchaser's right to operate the Cellular System pursuant to the FCC Authorization without materially adverse conditions is terminated;

          (e) subject to Section 16.01, by Seller, if Purchaser shall have materially breached any of its representations or covenants herein and such breaches, in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

          (f) by either Seller or Purchaser if the Primary Closing shall not have occurred on or before May 31, 2000 (the "Outside Date"), unless the failure to have the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Primary Closing.

                                    ARTICLE XVII
                                   BROKERS' FEES

     Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction and the other party hereto shall be indemnified for any liability with respect thereto pursuant to Article XIV hereof.

                                   ARTICLE XVIII
                                   MISCELLANEOUS

     SECTION 18.01. ADDITIONAL INSTRUMENTS OF TRANSFER. (a) From time to time after the Primary Closing, each party shall, if requested by another party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including transfer to Purchaser all of Seller's right, title and interest in and to the Assets. Such efforts and assistance shall be at the cost of the requesting party.

          (b) Anything in this Agreement to the contrary notwithstanding, Seller is not obligated to sell, assign, transfer or convey to Purchaser any of its rights and obligations in and to any Interest without first obtaining all necessary approvals, consents or waivers. To the extent any of the approvals, consents or waivers have not been obtained by Seller as of the Primary Closing and Purchaser elects to proceed with the Primary Closing, Seller shall, for the remaining term of such Interest, use its commercially reasonable efforts to (i) obtain the consent of any such third party; (ii) cooperate with Purchaser in any reasonable and lawful arrangements designed to provide the benefits (including, without limitation, the payment to Purchaser of any monies received by Seller in connection therewith) of such Interest to Purchaser so long as Purchaser performs all obligations with respect to the Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of Purchaser and at the expense and for the account of Purchaser, any rights of Seller arising from such Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof upon the request of Purchaser); provided, however, that neither of Purchaser nor Seller shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party, or to commence any proceedings against the third party, from whom such approval, consent or waiver is requested.

     SECTION 18.02. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by telecopier, recognized overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

     (i)  If to Purchaser:

          13439 N. Broadway Extension

          Suite 200
          Oklahoma City, Oklahoma  73114
          Attention:  Everett R. Dobson
          Facsimile No.:  (405) 529-8515

          with a required copy to:

          Edwards & Angell, LLP
          2800 BankBoston Plaza
          Providence, Rhode Island  02903
          Attention:  Joseph A. Kuzneski, Jr., Esq.
          Facsimile No.: (401) 276-6602

     (ii)  If to Seller:

          Alaska-3 Cellular, LLC
          c/o Alaska-3 Cellular Corporation, Manager
          111 East Capitol Street, Suite 500
          Jackson, MS  39201
          Attention:  E. B. Martin, Jr.
          Facsimile No.:  (601) 914-8285

          with a required copy to:

          Young, Williams, Henderson & Fusilier, P.A.
          2000 Deposit Guaranty Plaza
          Jackson, MS  39201
          Attention:  Donald Goode, Esq.
          Facsimile No.:  (601) 360-9041

     Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy shall be the responsibility of the party providing such notice. Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or seventy-two (72) hours after mailing, whichever is earlier.

     SECTION 18.03. EXPENSES. Each party shall bear its own expenses and costs, including the fees of any corporate or FCC attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; provided that Seller and Purchaser shall bear equally FCC, and other governmental filing fees.

     SECTION 18.04. TRANSFER TAXES. Seller and Purchaser shall bear equally all use, sales and transfer taxes, if any, imposed in connection with the sale and delivery of the Assets acquired by Purchaser under this Agreement. Notwithstanding anything else to the contrary set forth in this


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

Section 18.04, Purchaser shall in no event be responsible in any manner for the payment of any Taxes on any income or gain which Seller may realize as a result of the sale of the Assets or otherwise related to the transactions contemplated by this Agreement.

     SECTION 18.05. COLLECTION PROCEDURES. From and after the Primary Closing, Purchaser shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of the Seller any checks or drafts received on account of any such items.

     SECTION 18.06. SPECIFIC PERFORMANCE. The parties recognize and acknowledge that in the event either party shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate such party. The parties, therefore, agree and acknowledge that in the event either party fails to perform its obligations under this Agreement prior to Final Closing, the other party shall be entitled, in addition to any action for monetary damages, in addition to any other rights and remedies on account of such failure, to specific performance of the terms of this Agreement and of the covenants and obligations hereunder.

     SECTION 18.07. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without application of principles of conflicts of law).

     SECTION 18.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by merger or other operation of law or otherwise) without the prior written consent of the other party, which consent will not be unreasonably withheld except that Purchaser shall have the right to assign (i) this Agreement to any of its affiliates or (ii) its rights under this Agreement after the Primary Closing to any institutional lender.

     SECTION 18.09. SUCCESSORS AND ASSIGNS. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     SECTION 18.10. AMENDMENTS; WAIVERS. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     SECTION 18.11. ENTIRE AGREEMENT. This Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.


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

     SECTION 18.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

     SECTION 18.13. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

     SECTION 18.14. SECTION HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 18.15. INTERPRETATION. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter.

     SECTION 18.16. FURTHER ASSURANCES. For a period of twelve (12) months after Closing, Seller agrees to provide to Purchaser from time to time any information that Seller possesses with respect to the operation of the Business and Assets prior to the Primary Closing which the Purchaser reasonably requests in the future in connection with the Purchaser's financing efforts now or in the future or in connection with any FCC or other regulatory filing.

     SECTION 18.17. THIRD PARTIES. Except with respect to Article XIV hereof, nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 18.18. WAIVER OF JURY. THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, OR CROSS CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

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

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                 SELLER:

                                 ALASKA-3 CELLULAR, LLC
                                 By:  Alaska-3 Cellular Corporation, its
                                 Manager


                                 By: /s/ E. B. MARTIN, JR.
                                     -------------------------------------------
                                 Print Name: E. B. Martin, Jr.
                                             -----------------------------------
                                 Title: Vice President
                                        ----------------------------------------


                                 PURCHASER:

                                 DOBSON CELLULAR SYSTEMS, INC.



                                 By: /s/ TIMOTHY J. DUFFY
                                     -------------------------------------------
                                 Print Name:    Timothy J. Duffy
                                            ------------------------------------
                                 Title: Senior Vice President of Engineering
                                       -----------------------------------------

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